UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 13, 2005

AMF BOWLING WORLDWIDE, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	1-12131	13-3873272
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8100 AMF Drive

Richmond, Virginia 23111

(804) 730-4000

(Address of Principal Executive Offices, including Zip Code)

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On June 14, 2005, AMF Bowling Products, LLC issued a press release announcing that affiliates of AMF Bowling Products and Italian-based Qubica, S.p.A. signed an agreement to form a joint venture to be called QubicaAMF Worldwide. AMF Bowling Products, LLC is an indirect subsidiary of AMF Bowling Worldwide, Inc. (the “Company”) and conducts the Company’s bowling products business.

The agreement was dated June 13, 2005. To form the joint venture, Qubica Lux S.à.R.L., a Société à Responsabilité Limitée organized under the laws of Luxembourg (“Qubica”), and AMF Holdings, Inc., a Delaware corporation and a subsidiary of the Company (“AMF Holdings”) have organized QubicaAMF Worldwide S.à.R.L., a Société à Responsabilité Limitée organized under the laws of Luxembourg (“QubicaAMF”). At closing, which is expected in the next 45 to 60 days, AMF Holdings and Qubica, which is the parent of Qubica, S.p.A., will contribute the assets and business of their bowling products and amusements businesses to QubicaAMF. In exchange, each will receive 50% of the equity of QubicaAMF. AMF and Qubica will each designate three managers to serve on QubicaAMF’s Board of Managers and will share equally in the profits and losses. The closing of the transaction is subject to customary terms and conditions.

QubicaAMF will use the AMF trade marks in its business under a license from the Company.

The joint venture does not include the Company’s United States or international bowling center operations or its billiards business. The Company’s bowling center operations will purchase substantially all of the bowling products and supplies for its business from QubicaAMF as it does now from AMF Bowling Products, LLC.

A copy of the Press Release is attached hereto as Exhibit 99.1 to this report.

ITEM 9.01 Financial Statements and Exhibits

Exhibit 99.1    Press Release dated June 14, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMF BOWLING WORLDWIDE, INC.

/s/ Christopher F. Caesar
Christopher F. Caesar
Senior Vice President,
Chief Financial Officer and Treasurer

Date: June 14, 2005

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